BUSH & GERMAIN, PC
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 901 LODI STREET
                            SYRACUSE, NEW YORK 13203

                              PHONE: (315) 424-1145


                         CONSENT OF INDEPENDENT AUDITORS



February 3, 2000

We consent to the incorporation by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999 of Warwick Valley Telephone Company of our report dated February 3, 2000, included in the 1999 Annual Report to Shareholders of Warwick Valley Telephone Company.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46836) pertaining to the Warwick Valley Telephone Company of our report dated February 3, 2000 with respect to the consolidated financial statements of Warwick Valley Telephone Company incorporated herein by reference and our report dated February 3, 2000 with respect to schedules of Warwick Valley Telephone Company included in ths Annual Report (form 10-K) for the year ended December 31, 1999.

/s/ Bush & Germain, P.C.
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Bush & Germain, P.C.
Syracuse, New York